UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2021

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 15, 2021, pursuant to a Membership Purchase Agreement (the “Purchase Agreement”), dated July 5, 2021, by and between Elys Game Technology, Corp. (“Elys” or the “Company”), Bookmakers Company US LLC (“USB”) and the members of Bookmakers Company US LLC, the Company acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of the Company.

Founded in 2016, USB is a provider of sports wagering services such as design and consulting, turn-key sports wagering solutions, and risk management. USB’s management team includes legendary sports book operator Victor Salerno, President, with over 40 years of experience in the Nevada sports book business managing risk for over 100 properties and who was inducted into the American Gaming Association's Gaming Hall of Fame in 2015 and SBC's Hall of Fame in 2020; Bob Kocienski, CEO, with over 40 years of experience in the gaming industry including oversight on the sports books at several high profile casinos; Robert Walker, Director of Bookmaking, with over 30 years of experience in managing sports books at several casinos including the Stardust, Mirage, and the MGM; and John Salerno, Director of Operations and Compliance with over 20 years of experience in the sports wagering industry under the tutelage of his father, Victor Salerno.

Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of the Company’s common stock at a price of $4.74 per share based on the volume weighted average closing price of the stock for the 90 trading days preceding the closing date (the “Stock Consideration”).

The Sellers will have an opportunity to receive up to an additional $38 million plus a potential premium of 10% (or $3.8 million) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in Elys stock at a price equal to volume weighted average price of Elys common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. The annual earnout payments are based on the achievement of the following adjusted cumulative EBITDA milestones:

Fiscal Year Ended	Adjusted Cumulative EBITDA	Maximum Potential Earnout
2021	($213,850)	-
2022	$643,950	$ 7,600,000
2023	$4,365,127	$ 9,500,000
2024	$10,620,825	$ 11,400,000
2025	$19,441,483	$ 9,500,000

The Purchase Agreement contains customary representations, warranties and covenants of Elys and the Sellers. Subject to certain customary limitations, the Sellers have agreed to indemnify Elys and its officers and directors against certain losses related to, among other things, breaches of the Sellers’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 10.1.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Elys, USB or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the securities of the Company set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 in its entirety. The Stock Consideration was offered and sold to the Sellers in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Sellers represented that he, she or it was an “accredited investor,” as defined in Regulation D, and was acquiring the Stock Consideration for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Stock Consideration has not been registered under the Securities Act and the Stock Consideration may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, Michele Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. The effective date of Mr. Ciavarella's appointment coincides with the resignation of Matteo Monteverdi as the Company’s CEO and President to become the Company’s Head of Special Projects, as previously announced by the Company on July 16, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer at the pleasure of the Company's board of directors until his earlier resignation or removal from office.

Mr. Ciavarella (age 59) served as the Company’s Chief Executive Officer since June 2011, serves as a member of the Company’s Board since June 2011 and has served as the Company’s Executive Chairman since January 2021 and Chairman of the Board since June 26, 2019. In addition, Mr. Ciavarella has served the Company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork, Inc., a family owned business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial and Sun Life Financial. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario.

Item 8.01	Other Events

On July 19, 2021, Elys issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Membership Purchase Agreement, dated July 5, 2021, by and Elys Game Technology, Corp., Bookmakers Company US LLC and the members of Bookmakers Company US LLC (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on July 7, 2021 (File No. 001-39170)

99.1	Press release, dated July 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman